Exhibit 3.60

[seal]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	FILED #C23435-04 AUG 31 2004 IN THE OFFICE OF /s/ DEAN HELLER DEAN HELLER, SECRETARY OF STATE

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of corporation:	Cash America, Inc. of Nevada

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served.)	Capitol Corporate Services, Inc.
		Name
		202 South Minnesota Street			Carson City	NEVADA	89703
		Street Address			City		Zip Code
		Optional Mailing Address			City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	1,000	Par value: $ .01	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees.)	1.	Daniel R. Feehan
Name
		1600 W. 7th Street		Fort Worth	TX	76102
		Street Address		City	State	Zip Code
		2.	Hugh A. Simpson
Name
		1600 W. 7th Street		Fort Worth	TX	76102
		Street Address		City	State	Zip Code
3.
Name
		Street Address		City	State	Zip Code
5.	Purpose: (Optional – see instructions)	The purpose of this Corporation shall be: General
6.	Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 company	Hugh A. Simpson		/s/ Hugh A. Simpson
		Name		Signature
		1600 W. 7th Street		Fort Worth	TX	76102
		Address		City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ [illegible]			8/31/04
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78-ARTICLES 2003

Revised on 09/29/03

ATTACHMENT TO ARTICLES OF INCORPORATION

OF

CASH AMERICA, INC. OF NEVADA

The following Article is hereby adopted as an additional Article to the Articles of Incorporation of Cash America, Inc. of Nevada:

ARTICLE 8

INDEMNIFICATION AND PAYMENT OF EXPENSES

Section 8.1. Indemnification and Payment of Expenses. The corporation shall, to the extent and in any manner permitted by the law of the State of Nevada, indemnify from liability and advance the expenses of, as they are incurred, the corporation’s directors, officers, employees or agents and any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the defense of their acts or omissions occurring while serving in such capacity.

Section 8.2. Repeal and Conflicts. Any repeal or modification of Section 8.1 approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Section 8.1 and any other Article of the corporation’s Articles of Incorporation, the terms and provisions of Section 8.1 shall control.